EXHIBIT 4.4

     FORM OF CO-CONVERSION AGENT WARRANT EXCERCISABLE AT $3.1847 PER SHARE

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                          FORTUNE PETROLEUM CORPORATION


WARRANT                                                          _______WARRANTS
CERTIFICATE NO. ____                                      DATED DECEMBER__, 1996
                                                          (THE "EXERCISE DATE")

                              WARRANT TO PURCHASE SHARES OF COMMON STOCK

      THIS CERTIFIES that, for value received,_____________________________ or registered assigns ("Holder"), is the registered holder of the number of warrants set forth above (the "Warrants"), each of which entitles Holder to purchase, subject to the terms and conditions set forth below, one fully paid and non-assessable share of Common Stock of FORTUNE PETROLEUM CORPORATION, a Delaware corporation (the "Company"), at a purchase price of $3.1847 per share (the "Purchase Price"), at any time or from time to time after the date set forth above (the "Exercise Date") and on or prior to 5:00 P.M., Houston, Texas time, on December __, 1999 (three years after the Exercise Date) (the "Expiration Date"). The Purchase Price and the number and kinds of securities of the Company purchasable upon the exercise of the Warrants represented hereby are subject to modification or adjustment as provided below. The Purchase Price shall be payable in lawful funds of the United States. Upon presentation and surrender of this Warrant Certificate together with the payment of the Purchase Price attached hereto duly executed, at the place and in the manner specified in
Section 4, below, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

            1.    REGISTRATION AND TRANSFER

                  1.1   GENERAL

      The Company shall maintain books for the registration and transfer of the Warrants. Prior to due presentment for registration of transfer of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  1.2   TRANSFER

                        The Warrants may not be assigned, or transferred without the prior written consent of the Company, in its sole and absolute discretion;

                  1.3   REGISTRATION

                        Subject to Section 1.2 above, the Company shall register upon its books any transfer of the Warrants upon surrender of this Warrant Certificate to the Company accompanied (if so required by the Company) by a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. If only a portion of the Warrants represented by this Warrant Certificate are transferred, a new Warrant Certificate shall also be issued to the transferor.

            2.    LOSS OR MUTILATION

                  2.1 Upon receipt by the Company of reasonable evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant Certificate, and, in the case of loss, theft or destruction, of indemnity reasonable satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation


                                                              EXHIBIT 4.4 PAGE 1
                        of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

           3.  ADJUSTMENTS

               The Purchase Price and the number of shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence of certain events described herein.

               3.1  PURCHASE PRICE ADJUSTMENT

                  (a)   SPLIT, SUBDIVISION OR COMBINATION OF SHARES

                        If the Company, at any time while these Warrants remain outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights hereunder exist, the Purchase Price shall be proportionately increased or decreased as appropriate.

                  (b)   COMMON STOCK DIVIDENDS

                        If the Company, at any time while these Warrants remain outstanding and unexpired, shall pay a dividend or make any other distribution with respect to the shares of Common Stock payable in Common Stock, then the Purchase Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive any dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  (c)   OTHER DIVIDENDS

                        If the Company, at any time while these Warrants remain outstanding and unexpired, shall pay a dividend or make any other distribution with respect to Common Stock payable in stock (other than Common Stock) or other securities or property, the Holder hereof shall be entitled to receive, upon exercise of the Warrants, in addition to the shares of Common Stock otherwise receivable upon exercise hereof, the same number and kind of stock, other securities or property which the Holder would have received had the Holder then held the shares of Common Stock receivable on exercise hereof on and before the record date for such dividend or distribution.

                  (d)   RECLASSIFICATION AND RECAPITALIZATION

                        In the event of any reclassification or recapitalization of the Common Stock, the Purchase Price shall be appropriately adjusted in good faith by the Board of Directors of the Company to reflect such reclassification or recapitalization and to protect:

                        (i) the rights of the Holder to receive, upon the exercise hereof, the same amount of securities or property that it would have received had it exercised the Warrants immediately prior to the date for determination of Holders of Common Stock entitled to receive securities or property as a result of such reclassification or recapitalization, and;

                        (ii) the Holder's rights to appropriate adjustment upon further stock dividend, stock split, reclassification or recapitalization.

            3.2   ADJUSTMENT OF NUMBER OF SHARES

                  Upon each adjustment in the Purchase Price to Section 3.1(a) or Section 3.1(b) above, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price

                                                              EXHIBIT 4.4 PAGE 2
                  immediately prior to such adjustment, and the denominator of which shall be the Purchase Price immediately after such adjustment.

            3.3   CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS

                  If, at any time, or from time to time, there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere herein), or a merger or consolidation of the Company with or into another corporation, or a sale of all, or substantially all, of the Company's properties and assets to any other person, the Holder shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, merger, consolidation or sale, that appropriate provision be made so that the Holder shall thereafter be entitled to purchase), upon exercise of the Warrants, the kind and amount of shares of stock or other securities or property in the Company, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon exercise would have been entitled on such capital reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustment of the Purchase Price then in effect and the number of shares of Common Stock purchasable upon exercise of the Warrants) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

            3.4   CERTIFICATE AS TO ADJUSTMENT

                  Upon the occurrence of each adjustment or readjustment of the Purchase Price and the number of shares of Common Stock pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and cause its chief financial officer to verify such computation and prepare and furnish, to the Holder, a certificate setting forth such adjustment or readjustment and showing, in detail, the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish, or cause to be furnished to the Holder, a like certificate setting forth :

                           (a) such adjustment and readjustment;

                           (b) the Purchase Price at the time in effect, and

                           (c) the number of shares of Common Stock and the
                               amount, if any, of other securities and/or property which, at the time, would be receivable upon the exercise of the Warrants.;

                  Such certificate shall set forth, in reasonable detail, such facts as may be necessary to show the reason for, and manner of, computing such adjustment.

            3.5   NO IMPAIRMENT

                  The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid , or seek to avoid, the observance or performance or any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3, and in the taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

            3.6   NOTICES OF RECORD DATE

                  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any rights to subscribe for, purchase, or otherwise acquire any shares of stock of any class or for any securities or property, or to receive any other right, the Company shall mail to the Holder, at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, in the amount and character of such dividend, distribution or right.

                                                              EXHIBIT 4.4 PAGE 3
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            3.7   NO FRACTIONAL SHARES

                  No fractional shares shall be issued upon exercise of the Warrants, and the number of shares of Common Stock to be issued shall be rounded to the nearest full share. Such rounding shall be determined on the basis of the total number of Warrants the Holder is at the time exercising, and the number of shares of Common Stock issuable upon such aggregate exercise.

            4.    EXERCISE OF WARRANTS

                  The purchase rights represented by these Warrants are exercisable by the Holder, in whole or in part, at any time and from time to time, on or after the Exercise Date, and on or prior to the Expiration Date. The Warrants may be exercised by surrender of this Warrant Certificate, with the Notice of Exercise attached hereto duly executed, to the principal executive office of the Company, presently located at 515 W. Greens Rd., Suite 720, Houston, Texas, 77067 (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and shall be accompanied by payment in cash, check or bank draft, payable to the Company, in an amount equal to the full purchase price for the shares of Common Stock of the Company (hereinafter referred to as the "Shares"). The Company shall deliver a certificate or certificates representing the Shares as soon as practical, and, in any event, within ten (10) days after the notice shall be received. The certificate or certificates for the Shares shall be registered in the name of the person or persons exercising the Warrants and shall be delivered, as provided above, to the written order of the person or persons exercising the Warrants. All shares of Common Stock which may be issued upon the exercise of the Warrants, as provided herein, shall be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto. Holder shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to it. Holder hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by it, pursuant to the exercise of the Warrants, are being, or are to be, acquired by it for investment and not with a view to the distribution thereof.

           5.  REDEMPTION

                  (a) The then outstanding Warrants may be redeemed, at the option of the Company, at $.05 per share of Common Stock, purchasable upon exercise of such Warrants, at any time after the Warrants shall be separately transferable in accordance with this agreement, and after the Daily Market Price per share of the Common Stock, for a period of at least 10 consecutive trading days ending not more than 10 days prior to the date of the notice given, pursuant to Section 5(b), has equaled or exceeded $6.00 per share, and prior to expiration of the Warrants. The Daily Market Price of the Common Stock shall be determined by the Company in the manner set forth in Section 5(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred). All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (Houston, Texas time) on the business day immediately preceding the date fixed for redemption. A trading day shall mean a day in which trading of securities occurred on the American Stock Exchange.

                  (b) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence by the end of the tenth day after the provisions of Section 5(a) have been satisfied. In case the Company shall exercise its right to redeem, it shall give notice to the registered holders of the outstanding Warrants, by mailing to such registered holders, a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given, whether or not the registered holder actually receives such notice.

                  (c) The notice of redemption shall specify the redemption price, the date fixed for redemption (which shall be the thirtieth day after such notice is mailed), the place where the Warrant certificates shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 5:00 p.m. (Houston, Texas time) on the business day immediately preceding the date fixed for redemption.

                                                              EXHIBIT 4.4 PAGE 4

                  (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 5(a) hereof, in each case on the same basis as provided in Section 3 hereof, with respect to adjustment of the Warrant Price.

                  (e) For purposes of this Agreement, the term "Daily Market Price" shall mean:

                        (i)   if the Common Stock is traded in the
                              over-the-counter market and not on the American Stock Exchange ("AMEX"), or on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by AMEX or an equivalent generally accepted reported service; or

                        (ii) if the Common Stock is traded on the AMEX or on a national securities exchange, the daily per share closing price of the Common Stock on the AMEX, or on the principal stock exchange on which it is listed on the trading day in question, as the case may be.

                  For purposes of clause (i) above, if trading in the Common Stock is not reported by the AMEX, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the AMEX or on the national securities exchange on which the Common Stock is then listed.

           6.  GENERAL

                  The Company shall, at all times during the term of the
               Warrants, reserve and keep available, out of its authorized but unissued shares of Common Stock, such number of Common Stock as will be sufficient to satisfy the requirements of this Warrant Certificate; and, if at any time, the number of authorized but unissued shares of Common Stock shall be insufficient to effect the exercise of the Warrants, in addition to such other remedies as shall be available to the Holder, the Company shall take such corporate action as may, in the opinion of the Company, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes. The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of the Company, shall be applicable thereto.

           7.  LEGENDS

               It is understood that the certificates evidencing the Shares may bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER".

           8.  NOTICES

                  Any notice required by the provisions of this Warrant
               Certificate to be given to the Holder shall be deemed given three
               (3) days after it is deposited in the U.S. Mail, first-class postage prepaid, addressed to the Holder at its address appearing on the books of the Company, or on the date actually delivered in person.

                                                              EXHIBIT 4.4 PAGE 5

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           9.  GOVERNING LAW

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the state of Texas.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

                                       FORTUNE PETROLEUM CORPORATION

                                       By: TYRONE J. FAIRBANKS
                                           President and Chief Executive Officer

                                                              EXHIBIT 4.4 PAGE 6
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                               NOTICE OF EXERCISE

TO:      FORTUNE PETROLEUM CORPORATION:

           The undersigned hereby:

            (1) elects to exercise_______________ Warrants represented by the attached Warrant Certificate No.____________ , and to purchase______________ shares of Common Stock of Fortune Petroleum Corporation issuable upon the exercise of said Warrants, and

            (2) tenders herewith payment of the Purchase Price of such shares in full, and requests that certificates representing such shares be issued in the name of and delivered to the following [ please print]:

                 _________________________________________________
                   Social Security or Other Identifying Number

                 _________________________________________________
                                      Name

                 _________________________________________________
                        Street Address or Post Office Box

                 _________________________________________________
                            City, State and Zip Code

_______________________
      Date:                                _____________________________________
                                                       Print Name of Holder

                                           _____________________________________
                                                         Signature

                                           _____________________________________
                                                           Title

                                                              EXHIBIT 4.4 PAGE 7